UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 28, 2025
Cintas Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6800 Cintas Boulevard, P.O. Box 625737,
Cincinnati,	Ohio	45262-5737
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (513) 459-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, no par value	CTAS	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.
On October 28, 2025, Cintas Corporation (the Corporation) held its 2025 Annual Meeting of Shareholders (the Annual Meeting). The following matters were submitted to a vote of shareholders at the Annual Meeting:
Item No. 1:
The shareholders elected the persons listed below as directors of the Corporation. The voting results were as follows:

Name	Shares For	Shares Against	Abstentions	Broker Non-Votes

Melanie W. Barstad	330,015,653	18,642,031	442,058	18,894,457
Beverly K. Carmichael	339,446,916	9,198,259	454,567	18,894,457
Karen L. Carnahan	338,267,361	10,395,667	436,714	18,894,457
Robert E. Coletti	335,332,996	13,488,007	278,739	18,894,457
Scott D. Farmer	331,552,683	17,278,450	268,609	18,894,457
Martin Mucci	337,584,609	11,224,313	290,820	18,894,457
Joseph Scaminace	306,834,407	41,988,395	276,940	18,894,457
Todd M. Schneider	342,749,858	6,080,690	269,194	18,894,457
Ronald W. Tysoe	329,266,100	19,556,349	277,293	18,894,457

Item No. 2:
The shareholders approved an advisory resolution on named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
330,468,757	17,948,211	682,774	18,894,457
Item No. 3:
The shareholders approved the ratification of the selection of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for fiscal 2026. The voting results were as follows:

For	Against	Abstain
347,180,490	20,554,869	258,840
Item No. 4:
The shareholders did not approve the shareholder proposal regarding the shareholder ability to call for a special shareholder meeting. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
157,690,015	190,386,157	1,023,570	18,894,457

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTAS CORPORATION

Date:	October 31, 2025	By:	/s/ Scott A. Garula
Scott A. Garula
Executive Vice President and Chief Financial Officer